Exhibit 99.1

Contact:

Randi Baldwin
Senior Vice President, Marketing
American Medical Alert Corp.
(516) 536-5850 ext: 3109 randi.baldwin@amac.com

AMERICAN MEDICAL ALERT CORP. REPORTS YEAR-END 2010 RESULTS

Company meets revenue guidance and exceeds net income guidance for 2010 - reaffirms outlook for 2011

OCEANSIDE, New York. – March 29, 2011 –American Medical Alert Corp. (NASDAQ: AMAC) a provider of healthcare communication services and advanced telehealth monitoring technologies, today announced operating results for the quarter and year ended December 31, 2010, the highlights of which are as follows:

•	Company achieves double-digit revenue growth in the fourth quarter of 2010 as compared to same period in 2009.

•	As a result of new contract awards, the Company shows strong growth and sees new opportunities in the pharmaceutical channel.

•	Along with organic growth initiatives, Company re-engages its acquisition strategy to add momentum to its revenue and profitability.

•	Company continues to see improvement in its gross margins. For 2010, the Company achieved a gross margin percentage of 54% as compared to 53% in 2009.

Revenues for the quarter ended December 31, 2010, consisting primarily of monthly recurring revenues (MRR), increased 12% to $11,138,089 as compared to $9,939,491 for the same period in 2009.  Net income for the quarter ended December 31, 2010 increased 11% to $847,123 or $.09 per diluted share as compared to $763,733 or $.08 per diluted share for the same period in 2009.    Net income for the quarter ended December 31, 2010 excludes $479,538 of the Company’s share of equity in net loss from investment in a limited liability company incurred with respect to the Company’s joint venture with Qualcomm and Hughes Telematics, Inc. (known as “the Lifecomm Joint Venture”).  This equity loss represents the Company’s share of R&D and other selling, general and administrative expenses incurred for the development of the next generation mobile PERS.  This equity loss, which is expected to increase over the next several quarters, is not related to the Company’s current business operations but will result in significant savings in income taxes. The Company’s net income for the quarter ended December 31, 2010 including the effect of this charge was $367,585, or $.04 per diluted share.

Revenues for the year ended December 31, 2010 increased 3% to $40,770,869, as compared to $39,525,941 for the same period in 2009.  Net income for the year ended December 31, 2010 increased 7% to $3,100,906 or $0.32 per diluted share as compared to net income of $2,889,513 or $0.30 per diluted share for the previous year. Net income for the year ended December 31, 2010 excludes $715,340 of the Company’s share of equity in net loss from investment in a limited liability company incurred with respect to the Lifecomm Joint Venture as discussed above.  Net income for the year ended December 31, 2010 including the effect of this charge was $2,385,566, or $0.24 per diluted share.

The Company had projected that gross revenues, consisting primarily of monthly recurring revenue (MRR), would increase by approximately 3.0% to $40,500,000.  The Company met its projections as it recorded gross revenues for the year ended December 31, 2010 of $40,770,869.

The Company had projected net income ranging from $2,850,000 to $3,000,000, for the year ended December 31, 2010. This net income projection excluded the impact of the net loss allocated to the Company in relation to its minority investment in the Lifecomm Joint Venture.  The Company exceeded its net income projection as it recognized net income of $3,100,906, excluding the impact of the net loss allocated to the Company in relation to its minority investment in the Lifecomm Joint Venture.

Earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the year ended December 31, 2010, which includes $1,180,126 of the Company’s share of equity loss incurred with respect to the Lifecomm Joint Venture, was $7,786,718 as compared to $8,993,794 for the same period in 2009.

The Company continued to demonstrate financial strength within its balance sheet even taking into effect (i) its $4,000,000 investment in the Lifecomm Joint Venture , (ii) the payment of two dividends (each of $0.10 per share) during 2010 aggregating approximately $1,900,000, (iii) investing over $1,000,000 in advertising fees to promote MedSmart and its PERS product and (iv) the acquisition of a telephone answering service company with an initial cash outlay of approximately $600,000, as indicated below:

•	At December 31, 2010, the Company had cash on hand of approximately $4,100,000, which exceeds the Company’s bank debt of approximately $2,800,000.

•	The Company’s working capital was $10,043,976 at December 31, 2010, representing a ratio of 3.68 to 1. The Company’s working capital at December 31, 2009 was $8,946,330.

•	The Company continues to maintain a favorable debt to equity ratio of .09 to 1 at December 31, 2010.

Jack Rhian, AMAC’s Chief Executive Officer and President, explained, “I am pleased to report our fourth quarter and year end results and a look forward to 2011.  AMAC’s 2010 results were consistent with its revenue guidance and higher with respect to its net income guidance. These results demonstrate that AMAC continues to deliver on its ability to generate solid earnings on our revenue stream. The fourth quarter was particularly impressive showing an annualized growth rate that would put our 2011 top line at a double digit increase from 2010.

Moving forward, we anticipate that 2011 will see top line growth of 8 to 11%, with our currently planned organic growth strategies and expansion of our acquisition activities, a subject we will discuss in more detail in our Q1 conference call in May. We intend to update guidance later this year but believe we may be able to improve on these projections, based on the pace of realization of certain opportunities and the speed at which we bring acquisitions on line.

With respect to HSMS, we have expanded our contract with one of the country's largest home care organizations and are now involved in rolling out our PERS offering to hundreds of regional offices for this provider. At the same time, our private label programs, including our relationships with Walgreens and Apria, continue to advance and expand our proprietary pipeline.  Further, we are forging new private label relationships with organizations such as Visiting Nurse Services of New York for example, to accelerate the pace of growth in this channel.  Additionally, of notable mention, we have successfully recalibrated our long term care marketing effort which has begun to incrementally add to our subscriber growth. Our HSMS sales team is also getting a good reception with hospitals and other direct service providers and we have had new contract wins and conversions in the last several months.

Our TBCS division is also scoring some impressive milestones. We have had a major expansion in our pharmaceutical business and have evidence, supported by multiple new awards with additional awards pending, that we have the potential to more than double our revenue in this channel.   Our hospital solutions business continues to fortify our strong recurring revenue model and we anticipate solid growth from this business in 2011 as well.

The Lifecomm project, in addition to the aforementioned initiatives, has been proceeding exceedingly well and is rapidly reaching commercialization, which is expected at the end of this year. We believe this product offering will revolutionize the PERS industry, and greatly expand our markets to more active seniors.

Conditions are aligned well for AMAC to adopt a more aggressive growth strategy fueled in part by policy changes and healthcare reform. There are positive indicators from legislative activities that the Accountable Care Act will emerge as a new model of healthcare delivery in America - built around care coordination, patient centeredness, monitoring and communication, improved health outcomes, patient satisfaction and cost effectiveness.  AMAC is extremely encouraged by the opportunity this represents as we are experiencing increased interest in the totality of services AMAC provides from other provider stakeholders looking for programs of similar ilk in our home care channel.

As a result of these indicators and the ongoing expansion efforts, our pipeline of new opportunities, in both divisions, is significantly more robust today than at year end 2009.   We are also prepared to fully reengage in a strategic acquisition strategy with the intention of increasing our rate of growth over the next several years to in excess of 20% per year through a combination of our acquisition initiatives and organic growth.”

Webcast information

As previously announced the Company will host a webcast on Tuesday, March 29, 2011 to discuss its financial results for the quarter and year ended December 31, 2010, guidance for fiscal 2010 and longer term outlook for 2011.  The Company invites investors and others to listen to the conference call live over the Internet or by dialing in to (877) 407-9205 at 10:30 a.m. ET.

What:	American Medical Alert Corp. Fourth Quarter and Fiscal Year 2010 Results
When:	Tuesday, March 29, 2011 at 10:30 a.m. ET
Where:	http://www.investorcalendar.com/IC/CEPage.asp?ID=163733
How:	Log on to the web at the address above, and click on the audio link or dial in 877-407-9205 to participate.

Following the conference call, the webcast will be available on the VCall website at http://www.investorcalendar.com/IC/CEPage.asp?ID=163733.  The financial information presented in the webcast will also be available at http://amac.com/press.cfm.

About American Medical Alert Corp.

AMAC is a healthcare communications company dedicated to the provision of support services to the healthcare community. AMAC's product and service portfolio includes Personal Emergency Response Systems (PERS) and emergency response monitoring, electronic medication reminder devices, disease management monitoring appliances and healthcare communication solutions services. AMAC operates nine US based communication centers under local trade names: HLINK OnCall, North Shore TAS, Live Message America, ACT Teleservice, MD OnCall, Capitol Medical Bureau, American MediConnect, Alpha Message Center and Phone Screen to support the delivery of high quality, healthcare communications.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the Company has provided information regarding certain non-GAAP financial measure.  This measure is “earnings before interest, taxes and depreciation and amortization (“EBITDA”)” and “Net Income before Equity in net loss from investment in a limited liability company”.  Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that the non-GAAP financial measures used in this press release is useful to both management and investors in their analysis of the Company’s financial position and results of operations.  Management believes that EBITDA is a useful measure of the Company's financial performance as it is an indicator of the Company's ability to generate cash flow to make acquisitions, declare and pay dividends, reinvest in new products and liquidate liabilities. Management also uses EBITDA for planning purposes to determine appropriate levels of operating and capital investments. Management also believes reporting Net Income before Equity in net loss from investment in a limited liability company more accurately reflects the performance of the Company’s core operations and excludes a non-operational item which may skew the analysis of management or outside investors in evaluating the Company.

EBITDA and Net Income before Equity in net loss from investment in a limited liability company are non-GAAP financial measures and although management and some members of the investment community utilize it to measure financial performance, EBITDA and Net Income before Equity in net loss from investment in a limited liability company should not be viewed as a substitute for financial data prepared in accordance with GAAP or as a measure of profitability.  Additionally, the non-GAAP financial measure as presented by AMAC may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Forms 10-Q, and other filings and releases. These include uncertainties relating to government regulation, technological changes and product liability risks. In addition, certain statements related to the future expectations and timing for the development and commercialization of Lifecomm’s mobile PERS solution, constitute forward-looking statements.  Important factors which might cause a difference between actual and expected events include: (i) greater than expected and/or increased costs or unexpected delays associated with the development and commercialization of Lifecomm’s mobile PERS solution, (ii) inability to successfully develop the technology to support Lifecomm’s mobile PERS solution, (iii) uncertainty relating to consumer interest in and acceptance of Lifecomm’s mobile PERS solution, (iv) risks associated with changes in the competitive or regulatory environment in which Lifecomm operates; and (v) risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights.  Further, any of the Company’s new products such as MedSmart and TeleSmart, are subject to the risks inherent in any new product introduction, including market acceptance and technology concerns that are frequently encountered in connection with initial use of a new product. New business opportunities referred to herein, including contracts in negotiation, may not come to fruition. The Company’s acquisition strategy depends upon the Company’s ability to locate appropriate acquisition targets, successfully negotiate agreements to consummate acquisitions, and successfully integrate completed acquisitions, all of which are subject to significant uncertainty. The Company does not undertake any obligation to update these forward-looking statements for events occurring after the date of this press release.

Statements of income for the three months and year ended December 31, 2010 and 2009 and balance sheets as of December 31, 2010 and December 31, 2009 are attached.

AMAC SELECTED FINANCIAL DATA

	Three Months Ended		Year Ended

	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenues	$11,138,089	$9,939,491	$40,770,869	$39,525,941

Cost of Goods Sold	5,169,980	4,616,138	18,772,795	18,471,190
Selling, General & Administrative Costs	4,715,651	4,125,683	16,850,333	16,364,032
Interest Expense	16,025	14,549	61,283	76,181
Equity in net loss from investment in a limited liability company	672,614	-	1,180,126	-
Other Expenses (Income)	48,234	(27,612)	(29,234)	(199,975)

Income before Provision for Income Taxes	515,585	1,210,733	3,935,566	4,814,513

Net Income	$367,585	$763,733	$2,385,566	$2,889,513

Net Income per Share
Basic	$0.04	$0.08	$0.25	$0.30
Diluted	$0.04	$0.08	$0.24	$0.30

Basic Weighted Average
Shares Outstanding	9,566,585	9,510,590	9,550,345	9,482,351

Diluted Weighted Average
Shares Outstanding	9,818,751	9,781,767	9,836,863	9,710,071

CONDENSED BALANCE SHEET
	December 31,	December 31,
	2010	2009

ASSETS

Current Assets	$13,787,609	$13,779,968
Fixed Assets – Net	7,195,019	8,756,827
Other Assets	16,534,857	13,291,829

Total Assets	$37,517,485	$35,828,624

Current Liabilities	$3,743,633	$4,833,638
Deferred Income Tax	1,228,000	1,235,000
Long-term Debt	2,150,000	1,195,000
Other Liabilities	740,034	648,603

Total Liabilities	$7,861,667	$7,912,241

Stockholders’ Equity	29,655,818	27,916,383
Total Liabilities and Stockholders’ Equity	$37,517,485	$35,828,624

Net Income before Equity in net loss from investment in a limited liability company for the three months and year ended December 31, 2010 and 2009 reconciled to net income.

	Three Months Ended		Year Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net Income	367,585	763,733	2,385,566	2,889,513
Add Backs:
Equity in net loss from investment in a limited liability company	479,538	-	715,340	-

Net Income before Equity in net loss from investment in a limited liability	847,123	763,733	3,100,906	2,889,513

Earnings before interest, taxes and depreciation and amortization for the year ended December 31, 2010 and 2009

	12/31/10	12/31/09

Net Income	2,385,566	2,889,513
Add Backs:
Taxes	1,550,000	1,925,000
Interest	61,283	76,181
Depreciation & Amort.	3,789,869	4,103,100

EBITDA	7,786,718	8,993,794

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